Sub-Item 77O: Transactions Effected Pursuant To Rule 10f-3

Name of Fund:	Goldman Sachs Asia Equity Fund
Name of Underwriter or Dealer Purchased From:	Citigroup Global Markets Ltd.
Names of Underwriting Syndicate Members:	Goldman Sachs (Asia) L.L.C;
Citigroup Global Markets Ltd.; Credit Suisse (Singapore) Limited; J.P. Morgan Securities plc; PT Mandiri Sekuritas
Name of Issuer:	Hanjaya Mandala Sampoerna Tbk
Title of Security:	HANJAYA MANDALA SAMPOERNA, PT
Date of First Offering:	10/02/2015
Dollar Amount Purchased:	1,021,737
Number of Shares or Par Value of Bonds Purchased:	192,300
Price Per Unit:	77,000.00
Resolution Approved:  	Approved at the February 11, 2016 Board Meeting.

Name of Fund:	Goldman Sachs N-11 Equity Fund
Name of Underwriter or Dealer Purchased From:	Citigroup Global Markets Ltd.
Names of Underwriting Syndicate Members:	Goldman Sachs (Asia) L.L.C;
Citigroup Global Markets Ltd.; Credit Suisse (Singapore) Limited; J.P.
Morgan Securities plc; PT Mandiri Sekuritas
Name of Issuer:	Hanjaya Mandala Sampoerna Tbk
Title of Security:	HANJAYA MANDALA SAMPOERNA, PT
Date of First Offering:	10/02/2015
Dollar Amount Purchased:	3,214,513
Number of Shares or Par Value of Bonds Purchased:	605,000
Price Per Unit:	77,000.00
Resolution Approved:  	Approved at the February 11, 2016 Board Meeting.

Name of Fund:	Goldman Sachs Emerging Markets Equity Fund
Name of Underwriter or Dealer Purchased From:	Citigroup Global Markets Ltd.
Names of Underwriting Syndicate Members:	Goldman Sachs (Asia) L.L.C;
Citigroup Global Markets Ltd.; Credit Suisse (Singapore) Limited; J.P.
Morgan Securities plc; PT Mandiri Sekuritas
Name of Issuer:	Hanjaya Mandala Sampoerna Tbk
Title of Security:	HANJAYA MANDALA SAMPOERNA, PT
Date of First Offering:	10/02/2015
Dollar Amount Purchased:	4,529,010
Number of Shares or Par Value of Bonds Purchased:	852,400
Price Per Unit:	77,000.00
Resolution Approved:  	Approved at the February 11, 2016 Board Meeting.

Name of Fund:	Goldman Sachs Income Builder Fund
Name of Underwriter or Dealer Purchased From:	Citigroup Global Markets
Inc.
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.;
Barclays Capital Inc.; Citigroup Global Markets Inc.; Credit Suisse Securities (USA) LLC; J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Morgan Stanley & Co. LLC
Name of Issuer:	Level 3 Financing Inc
Title of Security:	LEVEL 3 FINANCING, INC. 5.375% 15 JAN 2024-19 144A
Date of First Offering:	10/29/2015
Dollar Amount Purchased:	7,200,000
Number of Shares or Par Value of Bonds Purchased:	7,200,000
Price Per Unit:	100.00
Resolution Approved:  	Approved at the February 11, 2016 Board Meeting.

Name of Fund:	Goldman Sachs Income Builder Fund
Name of Underwriter or Dealer Purchased From:	Deutsche Bank Securities
Inc.
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.;
Barclays Capital Inc.; Citigroup Global Markets Inc.; Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; J.P. Morgan Securities LLC; Morgan Stanley & Co. LLC; RBC Capital Markets, LLC
Name of Issuer:	T-Mobile USA Inc
Title of Security:	T-MOBILE USA, INC. 6.5% 15 JAN 2026-21
Date of First Offering:	11/02/2015
Dollar Amount Purchased:	9,800,000
Number of Shares or Par Value of Bonds Purchased:	9,800,000
Price Per Unit:	100.00
Resolution Approved:  	Approved at the February 11, 2016 Board Meeting.

Name of Fund:	Goldman Sachs Income Builder Fund
Name of Underwriter or Dealer Purchased From:	Merrill Lynch, Pierce,
Fenner & Smith, Inc.
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.;
Deutsche Bank Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Mizuho Securities USA Inc.; Morgan Stanley & Co. LLC; Natixis Securities Americas LLC
Name of Issuer:	SABRE GLBL INC
Title of Security:	SABRE GLBL INC. 5.25% 15 NOV 2023-18 144A
Date of First Offering:	11/04/2015
Dollar Amount Purchased:	600,000
Number of Shares or Par Value of Bonds Purchased:	600,000
Price Per Unit:	100.00
Resolution Approved:  	Approved at the February 11, 2016 Board Meeting.

Name of Fund:	Goldman Sachs Income Builder Fund
Name of Underwriter or Dealer Purchased From:	Credit Suisse Securities
(USA) LLC
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.;
CastleOak Securities, L.P.; Credit Agricole Securities (USA) Inc.; Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; Lebenthal &
Co., LLC; Loop Capital Markets LLC; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Mitsubishi UFJ Securities (USA), Inc.; Mizuho Securities USA Inc.;
RBC Capital Markets, LLC; Samuel A. Ramirez & Company, Inc.; Scotia
Capital (USA) Inc.; SMBC Nikko Securities Inc.; SunTrust Robinson Humphrey, Inc.; TD Securities USA LLC; U.S. Bancorp Investments, Inc.; UBS
Securities LLC; Wells Fargo Securities, LLC; The Williams Capital Group, L.P.
Name of Issuer:	CCOH SAFARI LLC
Title of Security:	CCOH SAFARI, LLC 5.75% 15 FEB 2026-21 144A
Date of First Offering:	11/05/2015
Dollar Amount Purchased:	1,800,000
Number of Shares or Par Value of Bonds Purchased:	1,800,000
Price Per Unit:	100.00
Resolution Approved:  	Approved at the February 11, 2016 Board Meeting.

Name of Fund:	Goldman Sachs Income Builder Fund
Name of Underwriter or Dealer Purchased From:	J.P. Morgan Securities LLC
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.;
Banca IMI S.p.A.; Deutsche Bank Securities Inc.; J.P. Morgan Securities
LLC; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Wells Fargo Securities, LLC
Name of Issuer:	Intesa Sanpaolo SpA
Title of Security:	INTESA SANPAOLO SPA 5.71% 15 JAN 2026 144A
Date of First Offering:	01/08/2016
Dollar Amount Purchased:	5,525,000
Number of Shares or Par Value of Bonds Purchased:	5,525,000
Price Per Unit:	100.00
Resolution Approved:  	Expected to be approved at the June 15-16, 2016
Board Meeting.

Name of Fund:	Goldman Sachs Income Builder Fund
Name of Underwriter or Dealer Purchased From:	Deutsche Bank Securities
Inc.
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.;
Citigroup Global Markets Inc.; Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith, Inc.; UBS Securities LLC; Wells Fargo Securities, LLC
Name of Issuer:	CCO HLDGS LLC/CAP CORP
Title of Security:	CCO HOLDINGS, LLC / CCO 5.875% 01 APR 2024-19 144A
Date of First Offering:	02/04/2016
Dollar Amount Purchased:	3,100,000
Number of Shares or Par Value of Bonds Purchased:	3,100,000
Price Per Unit:	100.00
Resolution Approved:  	Expected to be approved at the June 15-16, 2016
Board Meeting.

Name of Fund:	Goldman Sachs Income Builder Fund
Name of Underwriter or Dealer Purchased From:	Citigroup Global Markets
Inc.
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.;
BMO Capital Markets Corp.; Citigroup Global Markets Inc.; HSBC Securities
(USA) Inc.; J.P. Morgan Securities LLC; Rabo Securities USA, Inc.
Name of Issuer:	MTW FOODSERVICE ESCROW
Title of Security:	MTW FOODSERVICE ESCROW CO 9.5% 15 FEB 2024-19 144A
Date of First Offering:	02/05/2016
Dollar Amount Purchased:	1,750,000
Number of Shares or Par Value of Bonds Purchased:	1,750,000
Price Per Unit:	100.00
Resolution Approved:  	Expected to be approved at the June 15-16, 2016
Board Meeting.

Name of Fund:	Goldman Sachs Income Builder Fund
Name of Underwriter or Dealer Purchased From:	Merrill Lynch, Pierce,
Fenner & Smith, Inc.
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.;
Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith, Inc.
Name of Issuer:	STANDARD INDUSTRIES INC
Title of Security:	STANDARD INDUSTRIES INC 5.125% 15 FEB 2021-18 144A
Date of First Offering:	02/18/2016
Dollar Amount Purchased:	5,150,000
Number of Shares or Par Value of Bonds Purchased:	5,150,000
Price Per Unit:	100.00
Resolution Approved:  	Expected to be approved at the June 15-16, 2016
Board Meeting.

Name of Fund:	Goldman Sachs Income Builder Fund
Name of Underwriter or Dealer Purchased From:	Merrill Lynch, Pierce,
Fenner & Smith, Inc.
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.;
ABN AMRO Securities (USA) LLC; Australia and New Zealand Banking Group
Ltd.; BBVA Securities Inc.; Blaylock & Company, Inc.; BMO Capital Markets Corp.; BNY Mellon Capital Markets, LLC; Capital One Securities, Inc.; CastleOak Securities, L.P.; Commerz Markets LLC; Danske Bank A/S; Deutsche Bank Securities Inc.; Erste Group Bank AG; The Huntington Investment Company; ING Financial Markets LLC; Lebenthal & Co., LLC;
Lloyds Bank plc; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Mizuho Securities USA Inc.; National Australia Bank Ltd.; Natixis Securities Americas LLC; Rabo Securities USA, Inc.; RBS Securities Inc.; Santander Investment Securities Inc.; Scotia Capital (USA) Inc.; Scott & Stringfellow, LLC; SG Americas Securities, LLC; SMBC Nikko Securities Inc.; Standard Chartered Bank; Wells Fargo Securities, LLC
Name of Issuer:	Bank of America Corp
Title of Security:	BANK OF AMERICA CORPORATION 6.3% 10 MAR 2049-26
Date of First Offering:	03/07/2016
Dollar Amount Purchased:	1,700,000
Number of Shares or Par Value of Bonds Purchased:	1,700,000
Price Per Unit:	100.00
Resolution Approved:  	Expected to be approved at the June 15-16, 2016
Board Meeting.


	Resolution adopted at the Meeting of the Board of Trustees on February 11, 2016.

RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. to the Trustees, all purchases made during the calendar quarter ended December 31, 2015 by the Goldman Sachs Trust and Goldman Sachs Variable Insurance Trust on behalf of their Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.

	Resolution expected to be adopted at the Meeting of the Board of Trustees on June 15-16, 2016.

RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. to the Trustees, all purchases made during the calendar quarter ended March 31, 2016 by the Goldman Sachs Trust and Goldman Sachs Variable Insurance Trust on behalf of their Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.